UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  May 24, 2007

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                 Entry into a Material Definitive Agreement

Second Amended and Restated Revolving Credit and Security Agreement

On May 24, 2007, Geokinetics Inc., a Delaware corporation (the “Company) and its principal subsidiaries entered into a Second Amended and Restated Credit and Security Agreement (the “PNC Loan Agreement) dated May 24, 2007, with PNC Bank, National Association (“PNC”). Under the PNC Loan Agreement, PNC agreed to make a $60,000,000 revolving credit facility available to the Company, which may be increased to $70,000,000 at the Company’s request.  The Company plans to use the proceeds from the credit facility for capital expenditures and general corporate purposes.

The foregoing description is a summary of the material terms of the PNC Loan Agreement, does not purport to be complete, and is qualified in its entirety by reference to the PNC Loan Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

ITEM 5.02                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Principal Officer

On May 23, 2007, Michael A. Schott resigned as Vice President of Financial Reporting and Compliance, Secretary and Chief Accounting Officer of the Company, effective May 31, 2007.  Mr. Schott is retiring after nine years of employment with Geokinetics and will continue to work with the Company in a consulting capacity.

ITEM 9.01                 Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Second Amended and Restated Revolving Credit and Security Agreement dated May 24, 2007 by and among PNC Bank, National Association, Geokinetics Inc. and its principal subsidiaries.

	99.1	Press Release dated May 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: June 1, 2007	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Vice President and Chief Financial Officer